                                                                    EXHIBIT 3.61

                               OPERATING AGREEMENT
                                       OF
                    BLUE CHIP BROADCASTING LICENSES II, LTD.

                       A NEVADA LIMITED LIABILITY COMPANY

                        EFFECTIVE AS OF DECEMBER 23, 1999

                               OPERATING AGREEMENT
                                       OF
                    BLUE CHIP BROADCASTING LICENSES II, LTD.

      THE UNDERSIGNED is executing this Limited Liability Company Operating Agreement ("Agreement") for the purpose of forming a limited liability company (the "Company") pursuant to the provisions of the Nevada Limited Liability Company Act, NRS Chapter 86 (the "Nevada Act"), and does hereby certify and agree as follows:

      1. Name: Formation. The name of the Company shall be Blue Chip Broadcasting Licenses II, Ltd., or such other name as the Members may from time to time hereafter designate. The Company shall be formed upon the execution and filing by any Member (each of which is hereby authorized to take such action) of Articles of Organization of the Company with the Secretary of State of the State of Nevada setting forth the information required by Section 86.161 of the Nevada Act.

      2. Definitions: Rules of Construction. In addition to terms otherwise defined herein, the following terms are used herein as defined below:

            "Bylaws" means the Bylaws attached hereto as Exhibit A.

            "Capital Contribution" means, with respect to any Member, the amount of capital contributed by such Member to the Company in accordance with Section 8 hereof.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

            "Effective Date" means the date of this Agreement.

            "Event of Withdrawal of a Member" means the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company.

            "Initial Member" means Blue Chip Broadcasting. Inc., a Delaware corporation.

            "Interest" means the ownership interest of a Member in the Company.

            "Majority of the Members" means Members whose Interests aggregate to greater than 50 percent of the Interests of all Members.

            "Members" means the Initial Member and all other persons or entities admitted as additional or substituted Members pursuant to this Agreement, so long as they remain Members. Reference to a "Member" means any one of the Members.

            "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such may be amended from time to time (or any corresponding provisions of succeeding law).

      Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires, and, as used herein, unless the context clearly requires otherwise, the words "hereof," "herein," and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provisions hereof.

      The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision.

      3. Purpose. The purpose of the Company shall be to engage in any lawful business that may be engaged in by a limited liability company organized under the Nevada Act, as such business activities may be determined by the Members from time to time.

      4.    Offices.

            (a) The principal office of the Company, and such additional offices as the Members may determine to establish, shall be located at such place or places inside or outside the State of Nevada as the Members may designate from time to time.

            (b) The registered office of the Company in the State of Nevada is located at One East First Street, Reno, Nevada 89501. The original registered agent of the Company for service of process is Corporation Trust Company of Nevada.

      5. Members. The name and business or residence address of each Member of the Company are as set forth on Schedule I attached hereto, as the same may be amended from time to time.

      6. Term. The Term of the Company shall commence on the Effective Date and shall continue until the Company shall be dissolved and its affairs wound up in accordance with Section 14 of this Agreement.

      7.    Management of the Company.

            (a) The Board of Managers has the exclusive right to manage the Company's business. Accordingly, except as otherwise specifically limited in this Agreement or under applicable law, the Board of Managers shall: (i) manage the affairs and business of the Company; (ii) exercise the authority and powers granted to the Company; and (iii) otherwise act in all other matters on behalf of the Company. Except as expressly provided otherwise in this Agreement, the Board of Managers, at times acting through the Company's officers, shall take all actions which shall be necessary or appropriate to accomplish the Company's purposes in accordance with the terms of this Agreement, including without limitation the Bylaws.

            (b) Except as to actions herein specified to be taken by the Members acting unanimously, the duties and powers of the Members may be exercised by a Majority of the Members (or by any Member acting pursuant to authority delegated by a Majority of the Members) in accordance with the terms of this Agreement, including without limitation the Bylaws.

            (c) Any Member, authorized by all Members, may execute and file on behalf of the Company with the Secretary of State of the State of Nevada any amendments of the Articles of Organization, or one or more restated Articles of Organization and certificates of merger or consolidation and, upon the dissolution and completion of winding up of the Company as provided in the Nevada Act, a Certificate of Dissolution canceling the Company's Articles of Organization.

      8.    Capital Contributions; Capital Accounts, Administrative Matters.

            (a) The Initial Member has contributed to the Company the consideration set forth on Schedule I hereto. Except as otherwise agreed by all Members, the Initial Member shall have no obligation to make any further capital contributions to the Company. Persons or entities hereafter admitted, in accordance with Section 11 hereof, as Members of the Company shall make such contributions of cash (or promissory obligations), property, or services to the Company as shall be determined by the Members, acting unanimously, at the time of each such admission.

            (b) It is the intention of the Members that the Company, as an eligible entity with a single owner as defined under Section 301.7701-3 of the Regulations, shall be classified as an "association" (and thus a corporation under Section 301.7701-2(b)(2) of the Regulations) in accordance with the election provided by Section 301,7701-3(c) of the Regulations.

      9.    Assignments of Company Interest.

            (a) No Member may sell, assign, pledge, or otherwise transfer or encumber (collectively "transfer") all or any part of its Interest and no transferee of all or any part of an Interest shall be admitted as a substituted Member, without, in either event, either (i) having obtained the prior written consent of all other Members, or (ii) if there is only one Member, having executed a valid written assignment of all or any part of such Interest.

            (b) The Members shall amend Schedule I hereto from time to time to reflect transfers made in accordance with, and as permitted under, this Section 9. Any purported transfer in violation of this Section 9 shall be null and void and shall not be recognized by the Company.

      10. Withdrawal. No Member shall have the right to withdraw from the Company except (i) with the consent of all of the other Members and upon such terms and conditions as may be specifically agreed upon between such other Members and the withdrawing Member, or (ii) if there is only one Member, in accordance with the terms of the valid Written assignment of all or any part of an Interest. The provisions hereof with respect to distributions upon withdrawal are exclusive and no Member shall be entitled to claim any further or different distribution upon withdrawal under the Nevada Act or otherwise.

      11. Additional Members. The Members, acting unanimously, shall have the right to admit additional Members upon such terms and conditions, at such time or times, and for such Capital Contributions as shall be determined by all of the Members; and in connection with any such admission, the Members shall amend Schedule I hereof to reflect the name, address, and Capital Contribution of the additional Member and any agreed upon changes in Interests.

      12. Distributions. Distributions of cash or other assets of the Company shall be made at such times and in such amounts as the Board of Managers may determine.

      13. Return of Capital. No Member shall have any liability for the return of any Member's Capital Contribution which Capital Contribution shall be payable solely from the assets of the Company at the absolute discretion of the Members, subject to the requirements of the Nevada Act.

      14. Dissolution, The Company shall not be dissolved nor shall its affairs be wound up and terminated until the occurrence of either of the following:

            (a) The determination of all of the Members to dissolve the Company; or

            (b) The occurrence of any event causing a dissolution of the Company under the Nevada Act.

            Upon the happening of (a) or (b) above, the Company shall be dissolved and its affairs wound up and terminated, subject to the provisions of Section 15 of this Agreement.

      15.   Continuation of the Company. Notwithstanding the provisions of
            Section 14(b) hereof, the occurrence of an Event of Withdrawal of a Member shall not dissolve the Company if within ninety (90) days after the occurrence of such event of withdrawal the business of the Company is continued by the agreement of all remaining Members.

      16. Limitation on Liability. The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations, and liabilities of the Company, and no Member of the Company shall be obligated personally for any such debt, obligation, or liability of the Company solely by reason of being a Member.

      17. Amendments. This Agreement may be amended only upon the written consent of all Members.

      18. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

      IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of December 23, 1999.

                                        MEMBER:

                                        BLUE CHIP BROADCASTING, INC.

                                        By: /s/ L. Ross Love
                                            ------------------------------------
                                            L. Ross Love, President

                                   SCHEDULE I

                                    Capital
       Name & Address             Contribution     Interest
----------------------------      ------------     --------
Blue Chip Broadcasting, Inc.          $100            100%
1821 Summit Road, Suite 401
Cincinnati, Ohio 45237

                                    EXHIBIT A

               BYLAWS OF BLUE CHIP BROADCASTING LICENSES II, LTD.

Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Operating Agreement of Blue Chip Broadcasting Licenses II, Ltd.

                                    MEMBERS

MEETINGS OF MEMBERS

      LOCATION OF MEETINGS. Meetings of the Members shall be held at the principal office of the Company or at such other place, either within or without Nevada, as specified from time to time by the Board of Managers.

      MEETINGS. Meetings of the Members, for any purpose or purposes, may be called upon the request of the officers or upon the request of not less than 25% of all the Members (based on their Membership Interests) then entitled to vote at the meeting.

      NOTICE OF MEETINGS. Notice of each meeting of Members stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each Member entitled to vote at such meeting not less than three (3) nor more than sixty (60) days before the date of the meeting:

      WAIVER OF NOTICE. Notice of the time, place and purposes of any meeting of Members may be waived in writing by any Member, either before, during or after such meeting. Such writing shall be filed with or entered upon the records of the meeting. Attendance of a Member at a meeting shall constitute a waiver of notice of such meeting, except when the Member attends a meeting for the express and exclusive purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

      PROXIES. At all meetings of Members, a Member may vote in person or by proxy executed in writing by a Member or such Member's duly authorized attorney-in fact. Such proxy shall be filed with the Company before or at the time of the meeting. No proxy shall be valid after three (3) months from the date of its execution, unless otherwise provided in the proxy. Every appointment of a proxy shall be revocable.

      ACTION BY MEMBERS WITHOUT A MEETING. Any action that may be authorized or taken at a meeting by the Members may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the Members who would be entitled to vote at a meeting of the Members held for such purpose, which writing or writings shall be filed with or entered upon the records of the Company. Written consent of all the Members entitled to vote on any matter has the same force and effect as a unanimous vote of such Members.

      TELEPHONIC MEETINGS. The Members may participate in and act at any meeting of Members through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

                                BOARD OF MANAGERS

      The Board of Managers shall be composed of not less than one (1) nor more than nine (9) Managers. The initial number of Managers shall be one (1). The initial Manager shall be the person indicated on Schedule II hereto.

      APPOINTMENT. The Managers will be elected by the affirmative vote of a Majority of the Members.

      TENURE. Each Manager shall serve as a Manager for an indefinite period of term of years and until his or her successor shall have been appointed, or until his or her earlier resignation, death or removal from office.

      RESIGNATION. Each Manager of the Company may resign at any time by giving written notice to the Members. The resignation of a Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice. The resignation of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

      REMOVAL. Each Manager may be removed with or without cause by the affirmative vote of a Majority of the Members. The removal of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of a Member.

      VACANCY. Any vacancy occurring in the position of Manager shall be filled by the affirmative vote of a Majority of the Members.

      MANAGER COMPENSATION. No Manager shall be entitled to any compensation, except by the affirmative vote of a Majority of the Members. The Company shall promptly reimburse each Manager for the reasonable out of pocket costs and expenses incurred by such Manager (including airfare, meals, lodging and other travel related expenses) in connection with the performance of its duties as Manager, including attendance at meetings of the Board of Managers.

      QUORUM. Business may be conducted at a meeting of the Board of Managers only if a quorum of the Board of Managers is present. A quorum of the Board of Managers shall be achieved only if a majority of the Board of Managers is present, in person or by proxy, at a meeting of the Board.

MEETINGS OF BOARD OF MANAGERS

      TIME OF MEETING. The Board of Managers shall meet at the Principal Office of the Company at least quarterly. The Board of Managers shall have the authority to set the time and place of their said meeting by resolution.

      CALL AND NOTICE. Meetings of the Board of Managers other than the quarterly meeting may be called at any time by the President and shall be called by the President upon the request of the lesser of two (2) or all of the Managers. Such meetings may be held at any place within or without the State of Ohio. Regular meetings shall be held on not less than twenty (20) business days prior notice. Any meeting at which all of the Managers are present shall be a valid meeting whether notice thereof was given or not and any business may be transacted at such a meeting.

      MEETINGS. Meetings of the Managers, and meetings of any committee thereof, may be held through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

      VOTING. The act of at least a majority vote of the Managers shall be the act of the Managers unless otherwise specifically provided by law, the Articles or this Agreement.

      ACTION BY MANAGERS WITHOUT A MEETING. Any action that may be authorized or taken at a meeting by the Managers may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by all the Managers who would be entitled to vote at a meeting of the Managers held for such purpose, which writing or writings shall be filed with or entered upon the records of the Company. Written consent of all the Managers entitled to vote on any matter has the same force and effect as unanimous vote of such Managers.

                                    OFFICERS

      OFFICERS. The officers of the Company shall consist of a President, a Secretary, a Treasurer and such other officers as the Board of Managers may appoint. The officers shall be appointed by the Board of Managers and shall exercise such powers and perform such duties as are prescribed under this Agreement. Any number of offices may be held by the same person, as the Board of Managers may determine, except that no person may simultaneously hold the offices of President and Secretary. The initial officers shall be those persons indicated on Schedule III hereto.

      DUTIES OF OFFICERS. The duties of the officers are as follows:

            (a) Duties of President. The President shall be the chief executive officer of the Company and shall preside at all meetings of the Board and Members. He shall have general and active management of the day to day business and affairs of the Company and shall see that all orders and resolutions of the Board of Managers are carried into effect. The President shall execute bonds, mortgages and other contracts except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Managers to some other officer or agent of the Company.

            (b) Duties of Secretary. The Secretary shall attend all meetings of the Members of the Board of Managers and record all the proceedings of such meetings in a book to be kept for that purpose. Failure of the Secretary to attend any meeting of the Members or the Board shall not affect the validity of any action taken at such meeting. He shall give, or cause to be given, notice of all meetings of the Members and the Board of Managers and shall perform such other duties as may be prescribed by the Board of Managers or President.

            (c) Duties of Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Managers. The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Managers, taking proper vouchers for such disbursements, and shall render to the President and the Board of Managers, at its regular meetings, or when the Board of Managers so requires, an account of all his transactions as Treasurer and of the financial condition of the Company. If required by the Board of Managers, the Treasurer shall give the Company a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.

      TERM OF OFFICE. The officers shall hold office until their successors are appointed by the Board of Managers.

      RESIGNATION. Any officer of the Company may resign at any time by giving written notice to the Board of Managers. The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice. The resignation of an officer who is also a Member shall not affect the officer's rights as a Member and shall not constitute a withdrawal of a Member.

      REMOVAL. Any officer may be removed with or without cause by the affirmative vote of a majority of the Board of Managers. The removal of an officer who is also a Member shall not affect the officer's rights as a Member and shall not constitute a withdrawal of a Member.

      VACANCIES. Any vacancy occurring in any office shall be filled by a majority vote of the Board of Managers. An officer elected to fill a vacancy shall hold office until the earlier of his death, resignation or removal.

      OFFICER COMPENSATION. The officers shall not be entitled to any compensation, except by the affirmative vote of a majority of the Board of Managers.

                                FINANCIAL MATTERS

      ACCOUNTING METHODS. The Company books and records shall be prepared and maintained in accordance with generally accepted accounting principles, or such other method of accounting as determined to be appropriate by the Board of Managers, consistently applied, except that the Members' Capital Accounts shall be maintained as provided in this Agreement.

      FISCAL YEAR. The fiscal year of the Company shall be the twelve calendar month period ending on December 31 in each year, except that the first year of the Company shall be that period (even if less than twelve months) beginning on the Original Effective Date and ending on the next following December 31, and the final year of the Company shall be that period beginning on January 1 of such year and ending on the date of cancellation of the Articles.

      BANK ACCOUNTS. The Company may from time to time open bank accounts in the name of the Company. All funds of the Company shall be withdrawn on the signature of one (1) officer of the Company.

                                 INDEMNIFICATION

      PROCEEDING OTHER THAN BY THE COMPANY. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he or she is or was a manager, member, employee or agent of the Company, or is or was serving at the request of the Company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

      PROCEEDING BY THE COMPANY. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a manager, member, employee or agent of the Company, or is or was serving at the request of the Company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      SCOPE; AUTHORIZATION. To the extent that a manager, member, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, the Company shall indemnify him or her against expenses, including attorney's fees, actually and reasonably incurred by him or her in connection with the defense.

      ADVANCEMENT OF EXPENSES. The Company shall pay the expenses of members and managers incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the manager or member to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company. This provision does not affect any rights to advancement of expenses to which personnel of the Company other than managers or members may be entitled under any contract or otherwise by law.

      MAINTENANCE OF INSURANCE OR OTHER FINANCIAL ARRANGEMENTS. The Company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a member, manager, employee or agent of the Company, or is or was serving at the request of the Company as a manager, member, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a manager, member, employee or agent, or arising out of his status as such, whether or not the Company has the authority to indemnify him against such liability and expenses.

      Such financial arrangements may include: the creation of a trust fund; the establishment of a program of self-insurance; the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Company; or the establishment of a letter of credit, guaranty or surety. No financial arrangement may, however, provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

      Any such insurance or other financial arrangement made on behalf of a person may be provided by the Company or any other person approved by the managers, if any, or by the members, if no managers exist, even if all or part of the other person's member's interest in the Company is owned by the Company.

      The decision of the Company as to the propriety of the terms and conditions of any insurance or other financial arrangement and the choice of the person to provide the insurance or other financial arrangement is conclusive. The insurance or other financial arrangement is not void or voidable and does not subject any manager or member approving it to personal liability for his action, even if a manager or member approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

      REPEAL OR MODIFICATION. Any repeal or modification of the foregoing indemnification provision by the Members or the Board of Managers of the Company shall not increase the personal liability of any member of the Board of Managers, officer or other person entitled to indemnification hereunder of the Company for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a manager or officer of the Company existing at the time of such repeal or modification.

                         SCHEDULE II - BOARD OF MANAGERS

                                  L. Ross Love

                             SCHEDULE III - OFFICERS

L. Ross Love           Chief Executive Officer and President

Paul Solomon           Vice President - General Counsel and Secretary

Geoffrey Morgan        Chief Financial Officer and Treasurer